Exhibit 99.8

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

AMENDMENT NO. 1 TO RIGHTS AGREEMENT (“Amendment No. 1”), dated as of October 28, 2004, by and between Home Products International, Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC, f/k/a ChaseMellon Shareholder Services L.L.C., a New Jersey limited liability company (the “Rights Agent”), amending the Rights Agreement, dated as of May 21, 1997, between the Company and the Rights Agent (the “Rights Agreement”). Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Rights Agreement.

W I T N E S S E T H

WHEREAS, the Board of Directors of the Company has approved an Acquisition Agreement (the “Acquisition Agreement”), dated as of October 28, 2004, by and between the Company and Storage Acquisition Company, L.L.C., a Delaware limited liability company (“Acquirer”), pursuant to which Acquirer has agreed to initiate a tender offer (the “Offer”) for all shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) subject to a minimum tender of 80% of the shares of the outstanding Common Stock (other than shares held by any direct or indirect equity holder of Acquirer) and other conditions, for $2.25 per share in cash;

WHEREAS, the Board of Directors of the Company has determined that the Acquisition Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the stockholders of the Company;

WHEREAS, the willingness of Acquirer to enter into the Acquisition Agreement is conditioned on, among other things, the amendment of the Rights Agreement to render the Rights Agreement inapplicable to (i) the Acquisition Agreement, (ii) the transactions contemplated by the Acquisition Agreement and (iii) any public announcement of any proposal relating to such transactions made prior to the date of the Acquisition Agreement, and the Board of Directors has approved and authorized this amendment to the Rights Agreement to effectuate the foregoing;

WHEREAS, Section 27 of the Rights Agreement provides that the Company may from time to time supplement or amend the Rights Agreement without the approval of any holders of Rights Certificates to, among other things, make any provisions with respect to the Rights that the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, the Rights Agreement may not be amended in any manner that would adversely affect the interest of the holders of Rights; and

WHEREAS, in compliance with Section 27 of the Rights Agreement, on October 28, 2004 the Board of Directors of the Company resolved to amend the Rights Agreement as hereinafter set forth;

WHEREAS, in compliance with Section 27 of the Rights Agreement, an authorized officer of the Company has executed and delivered this Amendment No. 1, and the Company hereby directs the Rights Agent, pursuant to the terms of the Rights Agreement, to enter into this Amendment No. 1.

NOW, THEREFORE, the Company hereby amends the Rights Agreement as follows:

1. Section 1 of the Rights Agreement is hereby amended by adding the following definitions thereto:

““Acquirer” shall mean Storage Acquisition Company, L.L.C., a Delaware limited liability company, together with its members and affiliates.”

““Acquisition Agreement” shall mean the Acquisition Agreement, dated as of October 28, 2004, by and between Acquirer and the Company, as the same may be amended in accordance with the terms thereof.”

““Gantz” shall mean Joseph Gantz, an individual.”

““Proxy” shall mean the irrevocable proxy, dated October 28, 2004, executed by Acquirer in favor of Gantz pursuant to the Voting Agreement, in the form provided to the Company.”

““Transactions” shall mean the transactions contemplated by the Acquisition Agreement including, without limitation, the Offer (as defined in the Acquisition Agreement).”

““Voting Agreement” shall mean the voting agreement, dated as of October 28, 2004, by and between Acquirer and Gantz, in the form provided to the Company.”

2. Section 1 of the Rights Agreement is hereby amended by adding to the end of the last sentence of the definition of “Acquiring Person” thereof the following:

“Notwithstanding anything to the contrary contained herein, (a) neither Acquirer nor any of its members, affiliates or associates shall be or become an Acquiring Person (and no Share Acquisition Date or Triggering Event shall occur) as a result of (i) the execution, delivery or performance of the Acquisition Agreement (or any amendment thereto in accordance with the terms thereof), or (ii) the consummation of the Transactions or (iii) any public announcement of any proposal relating to the Transactions made prior to the date of the Acquisition Agreement, and (b) neither Gantz nor any of his affiliates or associates shall be or become an Acquiring Person (and no Share Acquisition Date or Triggering Event shall occur) as a result of the execution, delivery or performance of the Voting Agreement or the Proxy.”

3. Section 3(a) of the Rights Agreement is hereby amended by adding to the end of the last sentence thereof the following:

“Notwithstanding anything to the contrary contained herein, no Distribution Date shall occur as a result of (i) the execution, delivery or performance of the Acquisition Agreement (or any amendment thereto in accordance with the terms thereof), (ii) the consummation of the Transactions, (iii) any public announcement of any proposal relating to the Transactions made prior to the date of the Acquisition Agreement, or (iv) the execution, delivery or performance of the Voting Agreement or the Proxy.”

4. The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended by this Amendment No. 1.

5. Except as amended as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

6. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile counterparts shall have the same force and effect as original, executed counterparts.

7. The parties hereto agree, acknowledge and stipulate to, the fulfillment of any notice provisions in the Rights Agreement with respect to delivery and execution of this Amendment No. 1.

8. The undersigned officer of the Company, does hereby certify to the Rights Agent that this Amendment No. 1 (i) complies with the terms of Section 27 of the Rights Agreement and (ii) will not change or increase the rights, powers, obligations, duties or immunities of the Rights Agent under the Rights Agreement.

9. This Amendment No. 1 shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state.

IN WITNESS WHEREOF, Company has caused this Amendment No. 1 to be duly executed, all as of the day and year first above written.

HOME PRODUCTS INTERNATIONAL, INC.

By:	/S/ JAMES E. WINSLOW
Name:	James E. Winslow
Title:	Executive Vice-President and Chief Financial Officer

IN WITNESS WHEREOF, the undersigned, Mellon Investor Services LLC, f/k/a ChaseMellon Shareholder Services L.L.C., as Rights Agent under the Rights Agreement, hereby acknowledges and agrees to this Amendment No. 1.

MELLON INVESTOR SERVICES LLC, as Rights Agent

By:	/S/ SUSAN R. HOGAN
Name:	Susan R. Hogan
Title:	Vice President

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